Exhibit 99.1
FOR IMMEDIATE RELEASE:
American Midstream Partners, LP Reports Financial Results for the
2011 Second Quarter
• Revenue increased 37% compared to the prior-year quarter
• Adjusted EBITDA increased 26% compared to the prior-year quarter
• Throughput increased 24% compared to the prior-year quarter
• Completed IPO of 3,750,000 units on August 1, 2011
DENVER, CO —September 9, 2011—American Midstream Partners LP. (NYSE: AMID) today reported financial results for the second quarter period ending June 30, 2011.
Total revenue for the second quarter of 2011 was $65.6 million, an increase of $17.8 million or 37% compared to $47.8 million for the prior-year period. The increase was largely attributable to higher realized NGL prices and higher throughput volumes in the Partnership’s Gathering and Processing segment and a new fixed-margin contract in its Transmission segment.
Gross margin for the second quarter of 2011 was $10.6 million, an increase of $1.7 million or 19% compared to $8.9 million for the prior-year period. This increase was primarily due to higher realized NGL prices, increased throughput volumes and increased plant inlet volumes in the Gathering and Processing segment.
Adjusted EBITDA for the second quarter of 2011 was $4.9 million, an increase of $1.0 million or 26% compared to $3.9 million for the prior-year period.
Net loss for the second quarter of 2011 was $4.2 million compared to a net loss of $2.9 million for the prior-year period. Net loss per common unit for the second quarter of 2011 was $0.74 per unit compared to pro forma net loss of $0.56 per common unit for the prior-year period. The increase in net loss was primarily due to a $1.1 million increase in SG&A expenses and $1.7 million of non-recurring equity compensation expenses, partially offset by the $1.7 million increase in gross margin.
Commenting on the quarter, Brian Bierbach, President and Chief Executive Officer said, “We are very happy to be reporting a solid second quarter, particularly in light of the fact that this is our first financial report as a public company. Our financial results reflect our focus over the last year to add volumes to our systems, execute on commercial opportunities, and improve operating efficiencies.”
“American Midstream benefits from a diversified asset base which produces a stable source of cash flow and growth opportunities,” Bierbach continued. “Our recent IPO has provided us with significant liquidity to enhance our existing assets and pursue attractive growth opportunities. We believe that American Midstream is well positioned in the midstream sector to provide our investors with many years of meaningful distribution growth.”
REVIEW OF SEGMENT PERFORMANCE
Segment gross margin for Gathering & Processing and Transmission increased to $10.6 million in the second quarter of 2011 from $8.9 million in the prior-year period.
Gathering and Processing — The Gathering and Processing segment includes natural gas transportation and gathering, natural gas processing and treating, and selling or delivering natural gas and NGLs to various markets and pipeline systems.
Segment gross margin for Gathering & Processing was $7.9 million for the second quarter of 2011, compared to $5.6 million for the prior-year period.
Total throughput volumes for the Gathering & Processing segment averaged 231.3 MMcf per day of natural gas, and processed NGLs averaged 47.9 thousand gallons per day for the second quarter of 2011, compared to averages of 166.9 MMcf per day of natural gas and 22.7 thousand gallons of processed NGLs for the prior-year period.
The increase in segment gross margin was primarily due to the increase in throughput volumes and higher realized NGL prices.
Transmission — The Transmission segment transports and delivers natural gas from producing wells, receipt points or pipeline interconnects for shippers and other customers.
Segment gross margin for Transportation was $2.7 million for the second quarter of 2011, compared to $3.3 million for the prior-year period. Total transportation throughput volumes for the Transportation segment averaged 314.1 MMcf per day of natural gas for the second quarter of 2011, compared to an average of 274.1 MMcf per day of natural gas for the prior-year period.
The decrease in segment gross margin was primarily due to additional transportation fees recognized in the second quarter of 2010.

Conference Call
American Midstream will conduct a conference call and webcast to discuss its financial results on Monday, September 12, 2011, at 11:00 a.m. Eastern Time. The call may be accessed live at the investor relations section of the American Midstream website at www.americanmidstream.com. The live call may also be accessed by dialing 866-770-7125 for domestic users or 617-213-8066 for international users. The passcode for both phone numbers is 17114748.
A replay of the audio webcast will be available shortly after the call on American Midstream’s website. A telephonic replay will be available through October 15, 2011 by dialing 888-286-8010 for domestic users or 617-801-6888 for international users. The passcode for both phone numbers is 77227686.
Non-GAAP Financial Measures
This press release, and the accompanying tables, include both financial measures in accordance with U.S. generally accepted accounting principles, or GAAP, as well as non-GAAP financial measures, including “Adjusted EBITDA” and “gross margin.” The tables attached to this press release include reconciliations of these non-GAAP financial measures to the nearest GAAP financial measures. In addition an “Explanation of Non-GAAP Financial Measures” is set forth in Appendix A attached to this press release.
About American Midstream Partners, LP
Denver-based American Midstream Partners, LP is a growth-oriented limited partnership formed to own, operate, develop and acquire a diversified portfolio of natural gas midstream energy assets. The company provides midstream services in the Gulf Coast and Southeast regions of the United States. For more information about American Midstream, visit www.americanmidstream.com.
Forward Looking Statements
This press includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to, among other things, projections of operational volumetrics and improvements, growth projects, cash flows and capital expenditures. We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project”, “should”, “will”, “potential” and similar terms and phrases to identify forward-looking statements in this press release. Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the SEC. Please see our Risk Factor disclosures included in our prospectus dated July 26, 2011 that was filed with the SEC on July 27, 2011. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this press release.

American Midstream Partners, LP and Subsidiaries
Unaudited Consolidated Balance Sheets
(In thousands except unit amounts)

	June 30,	December 31,
	2011	2010
Assets
Current assets
Cash and cash equivalents	$62	$63
Accounts receivable	1,416	656
Unbilled revenue	21,347	22,194
Risk management assets	234	—
Other current assets	1,941	1,523

Total current assets	25,000	24,436
Property, plant and equipment, net	140,136	146,808
Risk management assets — long term	158	—
Other assets	1,577	1,985

Total assets	$166,871	$173,229

Liabilities and Partners’ Capital
Current liabilities
Accounts payable	$1,187	$980
Accrued gas purchases	19,468	18,706
Current portion of long-term debt	8,000	6,000
Other loans	233	615
Risk management liabilities	678	—
Accrued expenses and other current liabilities	4,290	2,676

Total current liabilities	33,856	28,977
Risk management liabilities — long term	16	—
Other liabilities	8,620	8,078
Long-term debt	52,700	50,370

Total liabilities	95,192	87,425

Commitments and contingencies
Partners’ capital
General partner interest (0.1 million units outstanding as of June 30, 2011 and December 31, 2010)	2,193	2,124
Limited partner interest (5.4 million common units outstanding as of June 30, 2011 and December 31, 2010)	69,430	83,624
Accumulated other comprehensive income	56	56

Total partners’ capital	71,679	85,804

Total liabilities and partners’ capital	$166,871	$173,229

American Midstream Partners, LP and Subsidiaries
Unaudited Consolidated Statements of Operations
(In thousands, except per unit amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
Revenue	$66,030	$47,790	$133,369	$102,502
Realized gain (loss) on early termination of commodity derivatives	(2,998)	—	(2,998)	—
Unrealized gain (loss) on commodity derivatives	2,602	—	(972)	—

Total revenue	65,634	47,790	129,399	102,502
Operating expenses:
Purchases of natural gas, NGLs and condensate	55,413	38,843	110,366	83,807
Direct operating expenses	3,105	3,346	6,163	6,273
Selling, general and administrative expenses	2,663	1,560	5,152	3,258
Equity compensation expense	2,184	537	2,658	791
Depreciation expense	5,170	4,982	10,207	9,948

Total operating expenses	68,535	49,268	134,546	104,077

Operating income (loss)	(2,901)	(1,478)	(5,147)	(1,575)
Other expenses (income):
Interest expense	1,281	1,375	2,545	2,732

Net income (loss)	$(4,182)	$(2,853)	$(7,692)	$(4,307)

General partner’s interest in net income (loss)	(84)	(57)	(154)	(86)

Limited partners’ interest in net income (loss)	$(4,098)	$(2,796)	$(7,538)	$(4,221)

Limited partners’ net income (loss) per common unit	$(0.74)	$(0.56)	$(1.36)	$(0.85)

Weighted average number of common units used in computation of limited partners’ net income (loss) per common unit	5,525	4,993	5,546	4,973

American Midstream Partners, LP and Subsidiaries
Reconciliation of Adjusted EBITDA to Net Income
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(in thousands)
Reconciliation of Adjusted EBITDA to Net Income (Loss)
Net income	(4,182)	(2,853)	(7,692)	(4,307)
Add:
Depreciation expense	5,170	4,982	10,207	9,948
Interest expense	1,281	1,375	2,545	2,732
Realized gain (loss) on early termination of commodity derivatives	2,998	—	2,998	—
Unrealized gain (loss) on commodity derivatives	(2,602)	—	972	—
Non-cash equity compensation expense	570	305	905	557
Special distribution to holders of LTIP phantom units	1,624	—	1,624	—
One-time transaction costs	(7)	133	281	207

Adjusted EBITDA	4,852	3,942	11,840	9,137

Reconciliation of Gross Margin to Net Income
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
	(in thousands)
Reconciliation of Gross Margin to Net Income (Loss)
Gross margin	10,617	8,947	23,003	18,695
Adjust for:
Realized gains (losses) included in revenue	(2,998)	—	(2,998)	—
Unrealized gains (losses) included in revenue	2,602	—	(972)	—
Direct operating expenses	3,105	3,346	6,163	6,273
Selling, general and administrative expenses	2,663	1,560	5,152	3,258
Equity compensation expense	2,184	537	2,658	791
Depreciation expense	5,170	4,982	10,207	9,948
Interest expense	1,281	1,375	2,545	2,732
Net income (loss)	(4,182)	(2,853)	(7,692)	(4,307)

Appendix A
Note About Non-GAAP Financial Measures
Adjusted EBITDA and gross margin are not financial measures presented in accordance with GAAP. We believe that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to each of Adjusted EBITDA and gross margin. Our non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as an analytical tool because it excludes some but not all items that affect the most directly comparable GAAP financial measure. You should not consider Adjusted EBITDA or gross margin in isolation or as substitutes for analysis of our results as reported under GAAP. Because Adjusted EBITDA and gross margin may be defined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
We define Adjusted EBITDA as net income, plus interest expense, income tax expense, depreciation expense, certain non-cash charges such as non-cash equity compensation, unrealized losses on commodity derivative contracts and selected charges that are unusual or non-recurring, less interest income, income tax benefit, unrealized gains on commodity derivative contracts and selected gains that are unusual or non-recurring, less interest income, income tax benefit, unrealized gains on commodity derivative contracts and selected gains that are unusual or non-recurring. Adjusted EBITDA is used as a supplemental measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to assess:
•	the financial performance of our assets without regard to financing methods, capital structure or historical cost basis;

•	the ability of our assets to generate cash sufficient to support our indebtedness and make cash distributions to our unitholders and general partner;

•	our operating performance and return on capital as compared to those of other companies in the midstream energy sector, without regard to financing or capital structure; and

•	the attractiveness of capital projects and acquisitions and the overall rates of return on alternative investment opportunities.
We define gross margin as the sum of segment gross margin in our Gathering and Processing segment and segment gross margin in our Transmission segment. We define segment gross margin in our Gathering and Processing segment as revenue generated from gathering and processing operations less the cost of natural gas, NGLs and condensate purchased. We define segment gross margin in our Transmission segment as revenue generated from firm and interruptible transportation agreements and fixed-margin arrangements, plus other related fees, less the cost of natural gas purchased in connection with fixed-margin arrangements. Gross margin is included as a supplemental disclosure because it is a primary performance measure used by our management, as it represents the results of service fee revenue and cost of sales, which are key components of our operations. As an indicator of our operating performance, gross margin should not be considered an alternative to, or more meaningful than, net income as determined in accordance with GAAP. Our gross margin may not be comparable to a similarly titled measure of another company because other entities may not calculate gross margin in the same manner. Effective January 1, 2011, we changed our segment gross margin measure to exclude unrealized non cash mark-to-market adjustments related to our commodity derivatives. For the three and six months ended June 30, 2011, $2.6 million and ($1.0) million, respectively, in unrealized gains (losses) were excluded from our Gathering and Processing segment gross margin. Effective April 1, 2011 we changed our segment gross margin measure to exclude realized commodity derivative early termination costs. For the three and six months ended June 30, 2011, ($3.0) million in unrealized gains (losses) were excluded from our Gathering and Processing segment gross margin.